             As filed with the Securities and Exchange Commission on May 7, 2008
                                                     Registration No. 333-150495

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

           Michigan                           3585                   38-1093240
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                            100 East Patterson Street
                            Tecumseh, Michigan 49286
                                 (517) 423-8411
     Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Lynn Dennison                              Copy to:
Vice President and General Counsel             David D. Joswick, Esq.
     Tecumseh Products Company       Miller, Canfield, Paddock and Stone, P.L.C.
     100 East Patterson Street           840 West Long Lake Road, Suite 200
     Tecumseh, Michigan 49286                 Troy, Michigan 48098-6358
          (517) 423-8527                           (248) 267-3252

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement as determined by the selling shareholder

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

     Indicate by whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]   Accelerated filer [X]    Non-accelerated filer [ ]     Smaller reporting company [ ]
                                                       (Do not check if a smaller
                                                           reporting company)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                            TECUMSEH PRODUCTS COMPANY

                    1,890,944 SHARES OF CLASS A COMMON STOCK
                     500,000 SHARES OF CLASS B COMMON STOCK

     The shares of common stock offered by this prospectus may be sold by the selling shareholders as described under the heading "Plan of Distribution." The selling shareholders are not obligated to sell any of the shares offered by this prospectus. The selling shareholders and intermediaries through which the shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, and any profits realized or commissions received may be deemed underwriting compensation.

     We will not receive any proceeds from the sale of these shares. As required by an agreement between Tricap Partners II L.P. (the initial selling shareholder) and us, we will pay the expenses of this offering other than commissions and discounts of broker-dealers and market makers, and we have agreed to indemnify the selling shareholders against specified liabilities, including liabilities under the Securities Act.

     Our Class A Common Stock and Class B Common Stock are traded on the Nasdaq Stock Market under the trading symbols "TECUA" and "TECUB."

     On May 6, 2008, the last reported sale price for the Class A Common Stock was $29.82 per share, and the last reported sale price for the Class B Common Stock was $25.94 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND ANY ADDITIONAL OR MODIFIED RISK FACTORS DISCLOSED IN OUR QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K FILED AFTER OUR MOST RECENT ANNUAL REPORT ON FORM 10-K.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS MAY 7, 2008.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS....................................................     1
WHERE YOU CAN FIND MORE INFORMATION......................................     2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................     3
TECUMSEH PRODUCTS COMPANY................................................     3
USE OF PROCEEDS..........................................................     4
SELLING SHAREHOLDERS.....................................................     4
PLAN OF DISTRIBUTION.....................................................     5
LEGAL MATTERS............................................................     7
EXPERTS..................................................................     7

                              ABOUT THIS PROSPECTUS

     Unless otherwise stated or the context otherwise requires, references in this prospectus to "Tecumseh," "we," "our," or "us" refer to Tecumseh Products Company.

     In November 2006, in connection with credit extended to us at that time by Tricap Partners LLC, some of our major shareholders granted it options to purchase some of the Tecumseh shares they owned. Specifically, Herrick Foundation granted Tricap Partners LLC an option to purchase 331,347 Class A shares and 500,000 Class B shares, and trusts for the benefit of Herrick family members granted it an option to purchase 168,653 Class A shares. Tricap Partners LLC later transferred all three options to Tricap Partners II L.P., the initial selling shareholder under this prospectus. In April 2007, in connection with an amendment to our credit agreement with Tricap Partners II L.P., we issued it a warrant to purchase 1,390,944 Class A shares. At the same time, we entered into a registration rights agreement under which, among other things, Tricap Partners II L.P. and specified transferees of the options, the warrant, or shares acquired by exercising the options or the warrant received the right to demand that we register all of the shares that could be acquired under the three options and the warrant under the Securities Act of 1933. In March 2008, Tricap Partners II L.P. exercised that right, and as a result we filed a registration statement with the Securities and Exchange Commission on April 29, 2008 to register all of the shares covered by the registration rights agreement.

     As of the date of this prospectus, Tricap Partners II L.P. is the only selling shareholder. In this prospectus, however, we generally use the plural form, "selling shareholders," because under the terms of the registration rights agreement, specified transferees of the options and warrant described above or of shares acquired by exercising the options or warrant may also have the right to become selling shareholders under the registration statement of which this prospectus is a part. Thus, there may be multiple selling shareholders in the future. See "Selling Shareholders" and "Plan of Distribution."

     This prospectus is part of the registration statement described above. The registration statement uses a "shelf" registration process. Under this shelf process, the selling shareholders may, from time to time, sell Class A shares and Class B shares as described in this prospectus. We may issue supplements from time to time that add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling shareholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy statements, and other information regarding companies that file electronically with the SEC, including us.

     The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC, except that we are not incorporating any information furnished under either Item 2.02 or 7.01 of any Current Report on Form 8-K:

     -    Annual Report on Form 10-K for the year ended December 31, 2007;

     - Current Reports on Form 8-K filed February 11, March 10, March 26, April 8, and April 28, 2008;

     - the description of our Class A Common Stock contained in the Registration Statement on Form 8-A dated April 22, 1992;

     - the description of the Class A Rights contained in the Registration Statement on Form 8-A dated April 22, 1992, as amended by Amendment No. 1 on Form 8 dated October 2, 1992, Amendment No. 2 on Form 8-A/A dated June 22, 1993, Amendment No. 3 on Form 8-A/A dated August 25, 1999, Amendment No. 4 on Form 8-A/A dated September 19, 2001, and Amendment No. 5 on Form 8-A/A dated April 14, 2008;

     - the description of our Class B Common Stock contained in the Registration Statement on Form 10 dated April 24, 1965, as amended by Amendment No. 1 on Form 8 dated April 22, 1992; and

     - the description of the Class B Rights contained in the Registration Statement on Form 8-A dated January 23, 1991, as amended by Amendment No. 1 on Form 8 dated April 22, 1992, Amendment No. 2 on Form 8 dated October 2, 1992, Amendment No. 3 on Form 8-A/A dated June 22, 1993, Amendment No. 4 on Form 8-A/A dated August 25, 1999, Amendment No. 5 on Form 8-A/A dated September 19, 2001, and Amendment No. 6 on Form 8-A/A dated April 14, 2008.

     Tecumseh incorporates into this prospectus by reference the documents listed above. Also, all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering described in this prospectus will be deemed to be incorporated by reference into this prospectus.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Tecumseh Products Company, 100 East Patterson Street, Tecumseh, Michigan 49286, telephone (517) 423-8527. You can also find information about us at our Internet website at http://www.tecumseh.com. Information contained on our website is not part of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The following information should be read in connection with the information contained in the financial statements and related notes incorporated by reference into this prospectus.

     This prospectus and any prospectus supplement may contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are subject to the safe harbor provisions created by that Act. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology, or by the fact that they appear under the caption "Outlook" or a similar caption.

     We caution you that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) our ability to maintain adequate liquidity in total and within each foreign operation; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) weather conditions affecting demand for replacement products; iv) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates;
vi) actions of competitors; vii) changes in business conditions and the economy in general in both foreign and domestic markets; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts;
x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) the outcome of the judicial restructuring of our Brazilian engine manufacturing subsidiary; xviii) increased or unexpected warranty claims; and xix) the ongoing financial health of major customers.

     These forward-looking statements are made only as of the date of document in which they are made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. We advise you, however, to consult any further disclosures we make on related subjects in reports to the SEC.

                            TECUMSEH PRODUCTS COMPANY

     Tecumseh Products Company is a full-line, independent, global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps. We believe we are one of the world's largest independent producers of hermetically sealed compressors. Our products are sold in countries all around the world.

     Our compressor products include a broad range of air conditioning and refrigeration compressors, as well as condensing units and complete refrigeration systems. Our compressor products range from fractional horsepower models used in small refrigerators and dehumidifiers to large compressors used in unitary air conditioning applications. We sell compressors that are used in four types of product lines: (i) commercial refrigeration applications including freezers, dehumidifiers, display cases and vending machines; (ii) household refrigerators and freezers; (iii) commercial and residential unitary central air conditioning systems; and (iv) room air conditioners. We sell compressors to original equipment manufacturers ("OEMs") and aftermarket distributors.

     We formerly operated an Engine & Power Train Electrical Component business, as well as an Electrical Component business. During 2007, we sold our entire Engine & Power Train business, and the majority of the Electrical Component business.

     Tecumseh is a Michigan corporation organized in 1930. Our principal executive offices are located at 100 East Patterson Street, Tecumseh, Michigan 49286.

                                 USE OF PROCEEDS

     The shares of Common Stock offered by this prospectus are being registered for the account of the selling shareholders identified in this prospectus. See "Selling Shareholders." We will not receive any proceeds from the sale of such shares. As required by the registration rights agreement described under "About this Prospectus," we will pay the expenses of this offering other than commissions and discounts of broker-dealers and market makers.

                              SELLING SHAREHOLDERS

     We are registering for resale by the selling shareholders a total of 1,890,944 shares of Class A Common Stock and 500,000 shares of Class B Common Stock, together with the accompanying rights, which they have the right to acquire under the option agreements and warrant described under "About this Prospectus." The registration statement and this prospectus cover all the shares the selling shareholders have the right to acquire under those option agreements and warrant. We are registering the shares to fulfill our obligation under the registration rights agreement described under "About this Prospectus." The selling shareholders are not obligated to exercise the options or the warrant and are not obligated to sell any of the shares offered by this prospectus.

     Tricap Partners II L.P., a Delaware limited partnership, is the only selling shareholder as of the date of this prospectus. In this prospectus, however, we generally use the plural form, "selling shareholders," because under the terms of the registration rights agreement, specified transferees of the options and warrant or of shares acquired by exercising the options or warrant may also have the right to become selling shareholders under the registration statement of which this prospectus is a part. Thus, there may be multiple selling shareholders in the future.

     The table below shows the number and percentage of shares of each class beneficially owned by each selling shareholder on the date of this prospectus. The selling shareholders may sell any or all of the shares listed below from time to time or may acquire additional shares of Tecumseh stock. Accordingly, we cannot estimate how many shares any selling shareholder will own upon consummation of any sales it makes. Also, at any given time after the date of this prospectus, any given selling shareholder may have sold, transferred, or otherwise disposed of all or a portion of the shares in transactions exempt from the registration requirements of the Securities Act.

                            NUMBER OF SHARES    PERCENTAGE OF CLASS
                           BENEFICIALLY OWNED    BENEFICIALLY OWNED
                          BEFORE OFFERING (1)   BEFORE OFFERING (2)
                          -------------------   -------------------
  SELLING SHAREHOLDER      CLASS A    CLASS B    CLASS A   CLASS B
                          ---------   -------    -------   -------
Tricap Partners II L.P.   1,890,944   500,000      12.8%     9.8%

(1) A person is deemed to be the beneficial owner of securities that the person can acquire within 60 days by the exercise of options, warrants, or convertible securities. The selling shareholder's options and warrant are currently exercisable.

(2) A selling shareholder's percentage ownership is determined by assuming that the options and warrant it holds have been exercised in full. We do not have outstanding any other warrants or any options or convertible securities.

                              PLAN OF DISTRIBUTION

     The selling shareholders may resell or redistribute the shares of common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of the named selling shareholder (including but not limited to persons who receive shares from the named selling shareholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling shareholders" in this prospectus. Selling shareholders may sell the shares by one or more of the following methods, without limitation:

     - block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

     - an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

     - ordinary brokerage transactions and transactions in which the broker solicits purchases;

     - an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

     -    privately negotiated transactions, directly or through agents;

     -    short sales;

     - through the writing of options on the shares, whether or not the options are listed on an options exchange;

     - through the distribution of the shares by any selling shareholder to its partners, members, or shareholders;

     -    one or more underwritten offerings;

     - agreements between a broker or dealer and one or more of the selling shareholders to sell a specified number of the shares at a stipulated price per share; and

     - any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

     The selling shareholders may also transfer the securities by gift. We do not know of any current arrangements by the selling shareholders for the sale or distribution of any of the securities.

     In connection with distributions of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell common stock short and redeliver the common stock to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the common stock, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The selling shareholders may also loan or pledge common stock to a broker-dealer, and the broker-dealer may sell the common stock so loaned, or upon a default, the broker-dealer may effect sales of the pledged common stock pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount, or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     Commissions and discounts, if any, attributable to the sales of the common stock will be borne by the selling shareholders. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the common stock against various liabilities, including liabilities arising under the Securities Act.

     In order to comply with the securities laws of various states, if applicable, sales of the common stock made in those states will only be through registered or licensed brokers or dealers. In addition, some states do not allow the securities to be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling shareholders.

     Under applicable rules and regulations of the Securities Exchange Act of 1934, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to our common stock for a period of up to five business days prior to the commencement of such distribution. In addition to those restrictions, each selling shareholder will be subject to the Securities Exchange Act of 1934 and the rules and regulations under it, including Regulation M and Rule 10b-7, which provisions may limit the timing of the purchases and sales of our securities by the selling shareholders.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed on for us by Miller, Canfield, Paddock and Stone, P.L.C.

                                     EXPERTS

     The consolidated balance sheet of Tecumseh and its subsidiaries as of December 31, 2007, the related consolidated statements of operations, cash flows, and stockholders' equity for the year then ended, and internal control over financial reporting as of December 31, 2007 appearing in our Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in its reports included in that Annual Report on Form 10-K. Those consolidated financial statements have been incorporated into this prospectus by reference in reliance upon that firm's reports given on the authority of that firm as experts in accounting and auditing.

     The financial statements for the years ended December 31, 2006 and 2005 incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. Other Expenses of Issuance and Distribution.

     The expenses relating to the registration of the securities will be borne by the registrant. Those expenses are estimated to be as follows:

Securities and Exchange Commission registration fee.....   $ 3,061.29
Printing and shipping expenses*.........................     5,000.00
Accounting fees and expenses*...........................    35,000.00
Legal fees and expenses*................................    35,000.00
Miscellaneous expenses*.................................     5,000.00
                                                           ----------
   Total*...............................................   $83,061.29

*    Estimated

     Item 15. Indemnification of Directors and Officers.

     The registrant's articles of incorporation provide that, with specified exceptions, a director of the registrant will not be personally liable for monetary damages for breach of fiduciary duty as a director.

     Sections 561-571 of the Michigan Business Corporation Act (the "MBCA"), grant the registrant broad powers to indemnify any person in connection with legal proceedings brought against him or her by reason of his present or past status as an officer or director of the registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MBCA also gives the registrant broad powers to indemnify any such person against expenses and reasonable settlement payments in connection with any action by or in the right of the registrant, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the registrant's best interests, except that no indemnification may be made if the person is adjudged to be liable to the registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the registrant is required by the MBCA to indemnify him or her against expenses, including attorneys' fees, that are actually and reasonably incurred by him or her in connection with the proceedings.

     The registrant's articles of incorporation provide that the registrant must indemnify to the full extent permitted by law any person who is made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he or she is or was a director, officer, employee, or agent of the registrant or serves or served any other enterprise at the registrant's request.

     Under an insurance policy maintained by the registrant, the registrant's directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits, or proceedings and certain liabilities that might be imposed as a result of such claims, actions, suits, or proceedings that may be brought against them by reason of being or having been such directors and officers.

     Item 16. Exhibits.

     The following exhibits are filed with or incorporated by reference into this registration statement:

EXHIBIT
  NO.     DESCRIPTION
-------   -----------
 1        Not applicable

 2.1      Purchase Agreement dated as of July 3, 2007 among Regal Beloit
          Corporation, Tecumseh Products Company, Fasco Industries, Inc., and
          Motores Fasco de Mexico, S. de R.L. de C.V. (incorporated by reference to Exhibit 2 to registrant's Current Report on Form 8-K filed
          September 7, 2007, File No. 0-452) [NOTE: Schedules, annexes, and exhibits are omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule, annex, or exhibit to the Securities and Exchange Commission upon request.]

 2.2 Purchase Agreement dated as of October 22, 2007 by and between Snowstorm Acquisition Corporation and Tecumseh Products Company
          (incorporated by reference to Exhibit 10.1 to registrant's Quarterly
          Report on Form 10-Q for the quarter ended September 30, 2007, File No.
          0-452) [NOTE: Schedules, annexes, and exhibits are omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule, annex, or exhibit to the Securities and Exchange Commission upon request.]

 2.3      Contribution and Purchase Agreement dated as of November 1, 2007 among
          Tecumseh Products Company, Von Weise USA, Inc., Specialty Motors
          Operations, Inc., and Specialty Motors Holding Corp. (incorporated by reference to Exhibit 2.3 to registrant's Annual Report on Form 10-K for the year ended December 31, 2007, File No. 0-452) [NOTE:
          Schedules, annexes, and exhibits are omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule, annex, or exhibit to the Securities and Exchange Commission upon request.]

 4.1      Restated Articles of Incorporation of Tecumseh Products Company
          (incorporated by reference to Exhibit (3) to registrant's Annual
          Report on Form 10-K for the year ended December 31, 1991, File No.
          0-452)

 4.2      Certificate of Amendment to the Restated Articles of Incorporation of
          Tecumseh Products Company (incorporated by reference to Exhibit B-5 to registrant's Form 8 Amendment No. 1 dated April 22, 1992 to Form 10
          Registration Statement dated April 24, 1965, File No. 0-452)

 4.3      Certificate of Amendment to the Restated Articles of Incorporation of
          Tecumseh Products Company (incorporated by reference to Exhibit (4)(c) to registrant's Quarterly Report on Form 10-Q for the quarter ended
          March 31, 1994, File No. 0-452)

 4.4 Amended and Restated Bylaws of Tecumseh Products Company as amended through April 4, 2008 (incorporated by reference to Exhibit 3.1 to registrant's Current Report on Form 8-K filed April 8, File No. 0-452)

 4.5      Form of stock certificate evidencing Class A Common Stock
          (incorporated by reference to Exhibit 1 to Form 8-A registering Class
          A Common Stock dated April 22, 1992, File No. 0-452)

 4.6      Form of stock certificate evidencing Class B Common Stock
          (incorporated by reference to Exhibit B-1 to Form 8 Amendment No. 1 dated April 22, 1992 to Form 10 Registration Statement dated April 24,
          1965, File No. 0-452)

 4.7      Class A Rights Agreement (incorporated by reference to Exhibit 4 to
          Form 8-A registering Class A Common Stock Purchase Rights dated April
          22, 1992, File No. 0-452)

EXHIBIT
  NO.     DESCRIPTION
-------   -----------
 4.8      Amendment No. 1 to Class A Rights Agreement (incorporated by reference to Exhibit 4 to Form 8 Amendment No. 1 dated October 2, 1992 to Form
          8-A registering Class A Common Stock Purchase Rights dated April 22,
          1992, File No. 0-452)

 4.9 Amendment No. 2 to Class A Rights Agreement (incorporated by reference to Exhibit 4 to Form 8-A/A Amendment No. 2 dated June 22, 1993 to Form
          8-A registering Class A Common Stock Purchase Rights dated April 22,
          1992, File No. 0-452)

 4.10 Amendment No. 3 to Class A Rights Agreement (incorporated by reference to Exhibit 4.1 to registrant's Current Report on Form 8-K filed August
          26, 1999, File No. 0-452)

 4.11     Amendment No. 4 to Class A Rights Agreement dated as of August 22,
          2001, between Tecumseh products Company and State Street Bank and
          Trust Company, N.A., as successor Class A Rights Agent (incorporated by reference to Exhibit 4.4 to Form 8-A/A Amendment No. 4 dated
          September 19, 2001 to Form 8-A registering Class A Common Stock
          Purchase Rights dated April 22, 1992, File No. 0-452)

 4.12     Amendment No. 5 to Class A Rights Agreement, dated as of July 15,
          2002, between Tecumseh products Company, State Street Bank and Trust
          Company, N.A. as the existing agent, and Equiserve Trust Company, N.A.
          as successor Class A Rights Agent (incorporated by reference to Exhibit 10.12 to registrant's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 0-452)

 4.13 Amended and Restated Class B Rights Agreement (incorporated by reference to Exhibit 4 to Form 8 Amendment No. 1 dated April 22, 1992 to Form 8-A registering Common Stock Purchase Rights dated January 23,
          1991, File No. 0-452)

 4.14     Amendment No. 1 to Amended and Restated Class B Rights Agreement
          (incorporated by reference to Exhibit 4 to Form 8 Amendment No. 2 dated October 2, 1992 to Form 8-A registering Common Stock Purchase
          Rights dated January 23, 1991, File No. 0-452)

 4.15     Amendment No. 2 to Amended and Restated Class B Rights Agreement
          (incorporated by reference to Exhibit 4 to Form 8-A/A Amendment No. 3 dated June 22, 1993 to Form 8-A registering Common Stock Purchase
          Rights dated January 23, 1991, File No. 0-452)

 4.16     Amendment No. 3 to Amended and Restated Class B Rights Agreement
          (incorporated by reference to Exhibit 4.2 to registrant's Current
          Report on Form 8-K as filed August 26, 1999, File No. 0-452)

 4.17 Amendment No. 4 to Amended and Restated Class B Rights Agreement, dated as of August 22, 2001, between Tecumseh Products Company and
          State Street Bank and Trust Company, N.A., as successor Class B Rights
          Agent (incorporated by reference to Exhibit 4.4 to Form 8-A/A
          Amendment No. 5 dated September 19, 2001 to Form 8-A registering
          Common Stock Purchase Rights dated January 23, 1991, File No. 0-452)

 4.18 Amendment No. 5 to Amended and Restated Class B Rights Agreement, dated as of July 15, 2002, between Tecumseh products Company, State
          Street Bank and Trust Company, N.A. as the existing agent, and Equiserve Trust Company, N.A. as successor Class B Rights Agent
          (incorporated by reference to Exhibit 10.6 to registrant's Annual
          Report on Form 10-K for the year ended December 31, 2002, File No.
          0-452)

 4.19 Warrant to Purchase Class A Common Stock of Tecumseh Products Company issued to Tricap Partners II L.P. on April 9, 2007 (incorporated by reference to Exhibit 10.1 to registrant's Current Report on Form 8-K filed April 10, 2007, File No. 0-452)

 4.20     Registration Rights Agreement dated as of April 9, 2007 between
          Tecumseh Products Company and Tricap Partners II L.P. (incorporated by reference to Exhibit 10.2 to registrant's Current Report on Form 8-K filed April 10, 2007, File No. 0-452)

 5*       Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.

EXHIBIT
  NO.     DESCRIPTION
-------   -----------
 8        Not applicable

 12       Not applicable

 15       Not applicable

 23.1*    Consent of Grant Thornton LLP

 23.2*    Consent of PricewaterhouseCoopers LLP

 23.3     Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in
          Exhibit 5)

 24       (Appears on signature pages of original registration statement)

 25       Not applicable

 26       Not applicable

 99       Not applicable

*    Filed with original registration statement

     Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tecumseh, State of Michigan, on May 7, 2008.

                                        TECUMSEH PRODUCTS COMPANY


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                            James S. Nicholson
                                            Vice President, Treasurer and Chief
                                               Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                OFFICE                   DATE OF SIGNING
              ---------                 -------------------------------------   ---------------


                  *                     President and Chief Executive Officer     May 7, 2008
-------------------------------------   (Principal Executive Officer)
Edwin L. Buker


/s/ James Nicholson                     Vice President, Treasurer and Chief       May 7, 2008
-------------------------------------   Financial Officer (Principal
James S. Nicholson                      Accounting and Principal Financial
                                        Officer)


                  *                     Director                                  May 7, 2008
-------------------------------------
Peter M. Banks


                  *                     Director                                  May 7, 2008
-------------------------------------
William E. Aziz


                  *                     Director                                  May 7, 2008
-------------------------------------
Kent B. Herrick


                  *                     Director                                  May 7, 2008
-------------------------------------
Jeffry N. Quinn


                  *                     Director                                  May 7, 2008
-------------------------------------
David M. Risley


                  *                     Director                                  May 7, 2008
-------------------------------------
Steven J. Lebowski

     James S. Nicholson, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the original registration statement.


                                        /s/ James S. Nicholson
                                        ----------------------------------------
                                        James S. Nicholson
                                        Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
  NO.     DESCRIPTION
-------   -----------
 1        Not applicable

 2.1      Purchase Agreement dated as of July 3, 2007 among Regal Beloit
          Corporation, Tecumseh Products Company, Fasco Industries, Inc., and
          Motores Fasco de Mexico, S. de R.L. de C.V. (incorporated by reference to Exhibit 2 to registrant's Current Report on Form 8-K filed
          September 7, 2007, File No. 0-452) [NOTE: Schedules, annexes, and exhibits are omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule, annex, or exhibit to the Securities and Exchange Commission upon request.]

 2.2 Purchase Agreement dated as of October 22, 2007 by and between Snowstorm Acquisition Corporation and Tecumseh Products Company
          (incorporated by reference to Exhibit 10.1 to registrant's Quarterly
          Report on Form 10-Q for the quarter ended September 30, 2007, File No.
          0-452) [NOTE: Schedules, annexes, and exhibits are omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule, annex, or exhibit to the Securities and Exchange Commission upon request.]

 2.3      Contribution and Purchase Agreement dated as of November 1, 2007 among
          Tecumseh Products Company, Von Weise USA, Inc., Specialty Motors
          Operations, Inc., and Specialty Motors Holding Corp. (incorporated by reference to Exhibit 2.3 to registrant's Annual Report on Form 10-K for the year ended December 31, 2007, File No. 0-452) [NOTE:
          Schedules, annexes, and exhibits are omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule, annex, or exhibit to the Securities and Exchange Commission upon request.]

 4.1      Restated Articles of Incorporation of Tecumseh Products Company
          (incorporated by reference to Exhibit (3) to registrant's Annual
          Report on Form 10-K for the year ended December 31, 1991, File No.
          0-452)

 4.2      Certificate of Amendment to the Restated Articles of Incorporation of
          Tecumseh Products Company (incorporated by reference to Exhibit B-5 to registrant's Form 8 Amendment No. 1 dated April 22, 1992 to Form 10
          Registration Statement dated April 24, 1965, File No. 0-452)

 4.3      Certificate of Amendment to the Restated Articles of Incorporation of
          Tecumseh Products Company (incorporated by reference to Exhibit (4)(c) to registrant's Quarterly Report on Form 10-Q for the quarter ended
          March 31, 1994, File No. 0-452)

 4.4 Amended and Restated Bylaws of Tecumseh Products Company as amended through April 4, 2008 (incorporated by reference to Exhibit 3.1 to registrant's Current Report on Form 8-K filed April 8, File No. 0-452)

 4.5      Form of stock certificate evidencing Class A Common Stock
          (incorporated by reference to Exhibit 1 to Form 8-A registering Class
          A Common Stock dated April 22, 1992, File No. 0-452)

 4.6      Form of stock certificate evidencing Class B Common Stock
          (incorporated by reference to Exhibit B-1 to Form 8 Amendment No. 1 dated April 22, 1992 to Form 10 Registration Statement dated April 24,
          1965, File No. 0-452)

 4.7      Class A Rights Agreement (incorporated by reference to Exhibit 4 to
          Form 8-A registering Class A Common Stock Purchase Rights dated April
          22, 1992, File No. 0-452)

 4.8 Amendment No. 1 to Class A Rights Agreement (incorporated by reference to Exhibit 4 to Form 8 Amendment No. 1 dated October 2, 1992 to Form
          8-A registering Class A Common Stock Purchase Rights dated April 22,
          1992, File No. 0-452)

 4.9 Amendment No. 2 to Class A Rights Agreement (incorporated by reference to Exhibit 4 to Form 8-A/A Amendment No. 2 dated June 22, 1993 to Form
          8-A registering Class A Common Stock Purchase Rights dated April 22,
          1992, File No. 0-452)

EXHIBIT
  NO.     DESCRIPTION
-------   -----------
 4.10     Amendment No. 3 to Class A Rights Agreement (incorporated by reference to Exhibit 4.1 to registrant's Current Report on Form 8-K filed August
          26, 1999, File No. 0-452)

 4.11     Amendment No. 4 to Class A Rights Agreement dated as of August 22,
          2001, between Tecumseh products Company and State Street Bank and
          Trust Company, N.A., as successor Class A Rights Agent (incorporated by reference to Exhibit 4.4 to Form 8-A/A Amendment No. 4 dated
          September 19, 2001 to Form 8-A registering Class A Common Stock
          Purchase Rights dated April 22, 1992, File No. 0-452)

 4.12     Amendment No. 5 to Class A Rights Agreement, dated as of July 15,
          2002, between Tecumseh products Company, State Street Bank and Trust
          Company, N.A. as the existing agent, and Equiserve Trust Company, N.A.
          as successor Class A Rights Agent (incorporated by reference to Exhibit 10.12 to registrant's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 0-452)

 4.13 Amended and Restated Class B Rights Agreement (incorporated by reference to Exhibit 4 to Form 8 Amendment No. 1 dated April 22, 1992 to Form 8-A registering Common Stock Purchase Rights dated January 23,
          1991, File No. 0-452)

 4.14     Amendment No. 1 to Amended and Restated Class B Rights Agreement
          (incorporated by reference to Exhibit 4 to Form 8 Amendment No. 2 dated October 2, 1992 to Form 8-A registering Common Stock Purchase
          Rights dated January 23, 1991, File No. 0-452)

 4.15     Amendment No. 2 to Amended and Restated Class B Rights Agreement
          (incorporated by reference to Exhibit 4 to Form 8-A/A Amendment No. 3 dated June 22, 1993 to Form 8-A registering Common Stock Purchase
          Rights dated January 23, 1991, File No. 0-452)

 4.16     Amendment No. 3 to Amended and Restated Class B Rights Agreement
          (incorporated by reference to Exhibit 4.2 to registrant's Current
          Report on Form 8-K as filed August 26, 1999, File No. 0-452)

 4.17 Amendment No. 4 to Amended and Restated Class B Rights Agreement, dated as of August 22, 2001, between Tecumseh Products Company and
          State Street Bank and Trust Company, N.A., as successor Class B Rights
          Agent (incorporated by reference to Exhibit 4.4 to Form 8-A/A
          Amendment No. 5 dated September 19, 2001 to Form 8-A registering
          Common Stock Purchase Rights dated January 23, 1991, File No. 0-452)

 4.18 Amendment No. 5 to Amended and Restated Class B Rights Agreement, dated as of July 15, 2002, between Tecumseh products Company, State
          Street Bank and Trust Company, N.A. as the existing agent, and Equiserve Trust Company, N.A. as successor Class B Rights Agent
          (incorporated by reference to Exhibit 10.6 to registrant's Annual
          Report on Form 10-K for the year ended December 31, 2002, File No.
          0-452)

 4.19 Warrant to Purchase Class A Common Stock of Tecumseh Products Company issued to Tricap Partners II L.P. on April 9, 2007 (incorporated by reference to Exhibit 10.1 to registrant's Current Report on Form 8-K filed April 10, 2007, File No. 0-452)

 4.20     Registration Rights Agreement dated as of April 9, 2007 between
          Tecumseh Products Company and Tricap Partners II L.P. (incorporated by reference to Exhibit 10.2 to registrant's Current Report on Form 8-K filed April 10, 2007, File No. 0-452)

 5*       Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.

 8        Not applicable

 12       Not applicable

 15       Not applicable

 23.1*    Consent of Grant Thornton LLP

 23.2*    Consent of PricewaterhouseCoopers LLP

EXHIBIT
  NO.     DESCRIPTION
-------   -----------
 23.3     Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in
          Exhibit 5)

 24       (Appears on signature pages of original registration statement)

 25       Not applicable

 26       Not applicable

 99       Not applicable

*    Filed with original registration statement